Exhibit 99.1
LIMELIGHT NETWORKS, INC.
EMPLOYMENT AGREEMENT
     This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of October 14, 2008 (the “Signing Date”), by and between Limelight Networks, Inc. (the “Company”) and Douglas Lindroth (“Executive”). Company and Executive may be collectively referred to herein as the “Parties.”
RECITAL
     Executive is currently serving as a member of the Company’s Board of Directors. On or before October 20, 2008 Executive will resign his position as a member of the Company’s Board of Directors and will commence performance of his duties as Senior Vice President and Chief Financial Officer as described in this Agreement (the “Effective Date”). Executive will retain the equity awards previously granted to him as a member of the Company’s Board of Directors provided he continues as a Service Provider throughout the vesting period of such options.
AGREEMENT
     1. Duties and Scope of Employment.
          (a) Position and Duties. As of the Effective Date Executive will assume the title, position and responsibilities of Senior Vice President and Chief Financial Office (“CFO”). Executive reports to the Company’s Chief Executive Officer (“CEO”). Executive agrees to devote his full business efforts and time to performing the duties of CFO, which include, but are not limited to, acting as the Company’s supervising and managing the finance and accounting functions, assuring compliance with financial reporting requirements, advising the Board, CEO and executive management team on finance, financial planning and reporting matters, and will render such additional business and professional services in the performance of Executive’s duties, as are customarily performed by executives with Executive’s position, and as will reasonably be assigned to Executive by the CEO. Except as otherwise provided in this Agreement, Executive will perform his duties from the Company’s headquarters facilities in Tempe, AZ and, for an average of one day per week, from the company’s satellite facility or Executive’s home office in the San Diego, CA area.
          (b) Obligations. Executive, except as provided in this Agreement, will devote Executive’s full business efforts and time to the Company and will use good faith efforts to discharge Executive’s obligations under this Agreement to the best of Executive’s ability and in accordance with each of the Company’s policies and procedures, including without limitation, the Company’s code of conduct, conflict of interests policies and such other policies and procedures as the Company may adopt from time to time. Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the board or directors (which approval will not be unreasonably withheld); provided, however, that Executive may, without the approval of the board of directors, serve in any capacity with any civic, educational, professional, industry or charitable organization, provided such services do not interfere with Executive’s obligations to Company. Executive has disclosed to the board of directors certain directorships and other business activities in which Executive is involved as of the Effective Date, and Executive may continue such board memberships and existing and successor business activities provided such activities can be carried out consistent with Company policy and without impairing performance of Executive’s duties under this Agreement.
          (c) No Conflicts. Executive represents, warrants and covenants to the Company that as of the Effective Date, Executive will not be a party to any contracts, understanding, agreement or policy, written or otherwise, that will be breached by Executive entering into, or performing services under, this Agreement. Executive further represents that he has disclosed to the Company in writing all threatened, pending, or actual claims that are unresolved and still outstanding as of the Signing Date, in each case, against Executive which he is aware, if any, as a result of his employment with any previous employer or his membership on any boards of directors.
          (d) Other Entities. Executive agrees to serve if appointed, without additional compensation, as an officer and director for each of the Company’s subsidiaries, partnerships, joint ventures, limited liability companies and other affiliates, including entities in which the Company has a significant investment as determined by the Company. As used in this Agreement the term “affiliates” will mean any entity controlled by, controlling or under common control with the Company.
     2. At-Will Employment and Inventions Agreement. Concurrently with the signing of this Agreement Executive will also execute and deliver to the Company an At-will Employment, Inventions and Confidential Information Agreement (the “Inventions Agreement”), a copy of which has been provided to Executive. In the event of a conflict between any provisions of the Inventions Agreement and this Agreement, this Agreement will control. The Parties affirm that Executive’s employment with the Company is for an unspecified duration, and constitutes “at-will” employment. The Parties acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive. However, as described in this Agreement, Executive may be entitled to severance benefits depending upon the circumstances of Executive’s termination of employment.
     3. Compensation.
          (a) Base Salary. Commencing with the Effective Date, the Company will pay Executive an annual salary of $300,000 as compensation for Executive’s services (such annual salary, as is then effective, to be referred to herein as “Base Salary”). Executive’s Base Salary will be subject to annual review (subject to the provisions of Section 10(d)(iii) of this Agreement). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and will be subject to the usual, required withholdings.
          (b) Annual Incentive. Executive will be eligible to receive annual cash incentives payable for the achievement of company or individual performance goals established or approved by the Board of Directors of the Company (the “Board”) or by the Compensation Committee of the

Board (the “Committee”). During calendar year 2008 and 2009, Executive’s target annual incentive (“Target Annual Incentive”) will be $100,000. The actual earned annual cash incentive, if any, payable to Executive for any performance period will depend upon the extent to which the applicable performance goal(s) specified by the Committee are achieved; and for 2008 prorated for the period between the Effective date and December 31, 2008.
          (c) Equity Award.
               (i) On the Effective Date the Company will issue to Executive: (A) 350,000 Restricted Stock Units (the “RSUs”) pursuant to the Company’s 2007 Equity Award Incentive Plan (the “Plan”), and (B) an option to purchase 100,000 shares of the Company’s Common Stock (the “Options”) at a per share exercise price equal to the greater of five dollars ($5.00) per share or the Fair Market Value on the Effective Date or if the Effective Date occurs during a blackout period under the Company’s Insider Trading Policy then on the third business day following the opening of the Company’s trading window following the Effective Date, as such terms are defined or used in the Plan. The RSUs and the Options will be granted under and subject to the terms of the Plan. One-fourth (1/4th) of the total number of shares subject to the Options will vest and become exercisable on the one year anniversary of the Effective Date, and an additional 1/48th of the total number of shares subject to the Options will vest and become exercisable on the same day as the Effective Date of each calendar month thereafter, provided Executive continues to be a Service Provider (as such term is defined in the Plan) through each such date. Except as provided in this Agreement, the Options will be subject to the Company’s standard terms and conditions for options granted under the Plan. One forty-eighth (1/48th) of the total number of RSUs will vest on the one month anniversary of the Effective Date and an additional 1/48th on the same day as the Effective Date of each calendar month thereafter, provided Executive continues to be a Service Provider through each such date.
               (ii) Executive may from time to time be issued stock options or other equity awards under the Company’s 2007 Equity Incentive Plan (the “Plan”), or successor plan(s). Such equity awards, together with any equity awards issued to Executive by the Company pursuant to section 3(c)(i) above, are referred to in this Agreement as the Equity Awards. Except as provided in this Agreement, the Equity Awards will be subject to the Company’s standard terms and conditions for Equity Awards granted under the Plan or such predecessor or successor plan under which such Equity Award was or may be issued.
               (iii) Acceleration upon Change of Control. In the event of a Change of Control, 50% of Executive’s then outstanding unvested Equity Awards will immediately vest. In the event that a) the Company enters into an agreement after 90 days following the Effective Date which agreement leads to a Change of Control, and b) the Executive’s employment is terminated without cause or Executive resigns for Good Reason in connection with that Change of Control transaction, 100% of Executive’s then remaining outstanding unvested Equity Awards will immediately vest. For the purpose of clarity, if an agreement leading to a Change of Control is entered into within 90 days of the Effective Date, no accelerated vesting will occur beyond the 50% specified in 3 (c) (iii) above, even if Executive is terminated in connection with that Change of Control. See, Section 7(b) herein.

          (d) Signing Bonus. Executive will receive a one-time bonus of $50,000 to be paid in the first regular payroll following the Effective Date.
     4. Executive Benefits.
          (a) Generally. Executive will be eligible to participate in accordance with the terms of all Company Executive benefit plans, policies and arrangements that are applicable to other Executives of the Company, as such plans, policies and arrangements may exist from time to time.
          (b) Vacation. Executive will be entitled to receive paid annual vacation in accordance with Company policy for other Executives, but with vacation accrual of not less than four (4) weeks per year.
     5. Expenses. The Company will reimburse Executive for reasonable travel, entertainment and other expenses, and for professional association fees and continuing education expenses, incurred by Executive in the furtherance of the performance of Executive’s duties hereunder. The Company will also reimburse Executive for up to $2,500 for his expenses in engaging legal counsel to review this Agreement on his behalf. The Company will also reimburse Executive for expenses actually incurred in renting an apartment in the Phoenix/Tempe/Scottsdale area, , which expenses will not exceed $2,000 per month plus utilities. The Company will also reimburse Executive for expenses actually incurred in air travel between the Phoenix, Arizona area and San Diego, California. All reimbursements to Executive by the Company pursuant to this Section 5 shall be in accordance with the Company’s expense reimbursement policy as in effect from time to time.
     6. Termination of Employment. In the event Executive’s employment with the Company terminates for any reason, Executive will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination; (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment; (c) pay for accrued but unused vacation; (d) benefits or compensation as provided under the terms of any Executive benefit and compensation agreements or plans applicable to Executive; (e) unreimbursed business expenses required to be reimbursed to Executive; and (f) rights to indemnification Executive may have under the Company’s Certificate of Incorporation, Bylaws, this Agreement, and/or separate indemnification agreement, as applicable. In the event Executive’s employment with the Company terminates for any reason (other than Cause), Executive will be entitled to exercise any outstanding vested stock options for a period of six months following the later of such termination of employment or the date upon which Executive ceases to provide any other services to the Company or any of its affiliates, whether as a director, independent contractor or otherwise, but in no event later than the applicable scheduled expiration date of such award (in the absence of any termination of employment) as set forth in the award agreement. For purposes of clarity, the term “expiration date” shall be the scheduled expiration of the option agreement and not the period that Executive shall be entitled to exercise such option. In addition, if the termination is by the Company without Cause or Executive resigns for Good Reason, Executive will be entitled to the amounts and benefits specified in Section 7.
     7. Severance.

          (a) Termination Without Cause other than in Connection with a Change of Control. If Executive’s employment is terminated by the Company without Cause and such termination is not in Connection with a Change of Control, then, subject to Section 8, Executive will receive: (i) continued payment of Executive’s Base Salary (subject to applicable tax withholdings) for twelve (12) months, such amounts to be paid in accordance with the Company’s normal payroll policies; (ii) the actual earned cash incentive, if any, payable to Executive for the current year, pro-rated to the date of termination, with such pro-rated amount to be calculated by multiplying the current year’s Target Annual Incentive by a fraction with a numerator equal to the number of days inclusive between the start of the current calendar year and the date of termination and a denominator equal to 365, such amounts to be paid at the same time as similar bonus payments are made to the Company’s other Executive officers, and (iii) reimbursement for premiums paid for continued health benefits for Executive (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due (provided Executive validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)), or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans. For purposes of clarity, the Committee shall determine, in good faith, the extent to which any cash incentive has been earned by Executive.
          (b) Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control. If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, and the termination is in Connection with a Change of Control, then, subject to Section 8, Executive will receive: (i) continued payment of Executive’s Base Salary for the year in which the termination occurs (subject to applicable tax withholdings), for twelve (12) months, such amounts to be paid in accordance with the Company’s normal payroll policies; (ii) payment of an amount equal to 100% of Executive’s Target Annual Incentive for the year in which termination occurs (subject to applicable tax withholding) such amount to be paid in accordance with the Company’s normal payroll procedures over the following twelve (12) months, (iii) the vesting of Executive’s then outstanding unvested equity awards in accordance with Section 3(c)(iii) above, and (iv) reimbursement for premiums paid for continued health benefits for Executive (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due (provided Executive validly elects to continue coverage under COBRA), or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans.
          (c) Voluntary Termination Without Good Reason or Termination for Cause. If Executive’s employment is terminated voluntarily (excluding a termination for Good Reason in connection with a change of control) or is terminated for Cause by the Company, then, except as provided in Section 7, (i) all further vesting of Executive’s outstanding equity awards will terminate immediately and such options shall be exercisable in accordance with the Company’s stock option plan; (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately, and (iii) Executive will be eligible for severance benefits only in accordance with the Company’s then established plans, if any. In the event that Executive’s employment is terminated due to death or Disability, fifty percent (50%) of Executive’s then unvested Equity Awards shall vest.
     8. Conditions to Receipt of Severance/Acceleration.

          (a) Separation Agreement and Release of Claims. The receipt of any severance or other benefits pursuant to Sections 3 and 7 will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company and honoring all continuing covenants in this Agreement and the Inventions Agreement. No severance or other benefits pursuant to Section 7 will be paid or provided until the separation agreement and release of claims becomes effective.
          (b) Non-Competition. Executive agrees, for the duration of two (2) years (the “Time Limit”) following the date of the termination of employment with the Company (whether such termination is voluntary or involuntary, with or without cause) directly or indirectly or in any individual or representative capacity, that he will not engage, own, manage, operate, control, aid, or assist another in the operation, organization or promotion of, be employed by, participate in, advise, or engage in any manner with the ownership, management, operation, or control of any business, which has a place of business or regularly conducts business in the United States of America, and which promotes or sells products or services competitive with those of the Company; namely, content delivery network (“CDN”) services. In the event of a violation of any of the covenants contained in this Agreement, the Time Limit shall be extended by a period of time equal to that period beginning when the activities constituting the violation commenced, and ending when those activities terminated. In the event that a court of competent jurisdiction determines that the Time Limit restriction is too broad, the Parties agree to reduce such restriction to Executive’s employment with the Company and eighteen (18) months from the date of termination of any such employment. In the event that a court of competent jurisdiction determines that the 18 month Time Limit herein is too broad, the Parties agree to reduce such restriction to Executive’s employment with the Company and twelve (12) months from the date of termination of any such employment.
          (e) Non-Solicitation. Executive agrees, for the duration of the Time Limit, that he, either directly or indirectly or in any individual or representative capacity, will not request or solicit any of the Company’s customers, clients or suppliers (defined as any person or entity who has received services from the Company within the 12 month period prior to the time Executive’s employment with the Company terminates) to withdraw, curtail, cancel, or decrease the level of their business with the Company or request that they do business with any third party in competition with the Company. Executive further agrees that, for the duration of the Time Limit that he, either directly or indirectly or in any individual or representative capacity, will not request or solicit any of the Company’s prospective customers, clients or suppliers (defined as any person or entity who has been directly solicited to become a customer, client or supplier by the Company and whom Executive has knowledge of such solicitation, within the 12 month period prior to the time Executive’s employment with the Company terminates) to forgo doing business with the Company or request that such prospective customer, client or supplier do business with any third party in competition with the Company. Notwithstanding anything to the contrary herein, Executive is nonetheless obligated not to use or disclose, at any time during or after his employment, any Confidential Information (as defined in the Inventions Agreement). Executive further agrees, for the duration of the Time Limit that he, either directly or indirectly or in any individual or representative capacity, will not solicit any of the Company’s employees and/or applicants to terminate his/her employment or prospective employment with the Company or to accept employment or consulting arrangements with any third party. This restriction shall not apply to the placing of general advertisements in a widely-distributed media (such as newspapers, Internet postings, etc.) for employment directed at the public at large (as opposed to directed specifically at the Company’s employees).
          (f) Minimum and Reasonable Limitations. The Executive hereby acknowledges and agrees that the covenants and obligations made and undertaken in this Agreement are fair and reasonable for the protection of the interests of the Company, with respect to duration, geographic area and scope of activity, and do not (and shall not) prevent the Executive from earning a livelihood. The Executive hereby covenants that he shall not, directly or indirectly, initiate or participate in any action or proceeding or otherwise do or cause to be done any act or thing to cause any such covenant or obligation to be terminated, cancelled, voided, nullified, reduced in scope or effect or otherwise declared unenforceable. Moreover, Executive is aware that there may be defenses to the enforceability of the foregoing restrictive covenants, based on time, territory or scope of activity considerations, and Executive knowingly, consciously, intentionally and entirely voluntarily, irrevocably waives any and all such defenses and will not assert the same in any action or other proceeding brought by Company for the purpose of enforcing the restrictive covenants, or in any other action or proceeding involving Executive and Company.
          (g) Intellectual Property. All intellectual property rights relating to the Company’s business, the Confidential Information, and to this Agreement, including all trademarks, trade names, fictitious names, copyrights, patents, trade secrets, inventions, or other intellectual property rights, are and shall remain the property of the Company, and the Executive shall obtain no rights in any such intellectual property by virtue of this Agreement or his/her employment with the Company. Upon the termination of the Executive’s employment with the Company, or upon request, the Executive shall immediately discontinue all use of all such intellectual property rights. The Executive agrees that any intellectual property that he may develop in the course of his services provided to the Company or which relate in any manner to the Company’s business shall be and remain the property of the Company. The Executive hereby assigns and conveys all of his right, title and interest in any such trademarks, trade names, fictitious names, copyrights, patents, trade secrets, and other intellectual property rights to the Company, and agrees, upon request, to execute any formal assignments, or other documents as the Company may request to effectuate such assignment. Executive acknowledges and agrees that all works relating to any products, services, methods, know-how, procedures, formulae, processes, specifications, and anything of a similar nature which relate to Executive’s employment with the Company, whether the same are derived from the use of Confidential Information, or other confidential, proprietary, or trade secret information, or otherwise developed or conceived by Executive will be deemed works made for hire, and will remain the Company’s property. This Section 8(g) is supplemental to, and not in lieu of, Executive’s covenants and representations in the Inventions Agreement.
          (h) Non-disparagement. During the term of Executive’s Employment with Company, and for the Time Limit, Executive and the Company in its official communications will not knowingly and materially disparage, criticize, or otherwise make any derogatory statements regarding the other. The Company will instruct its officers and directors to not knowingly and materially disparage, criticize, or otherwise make any derogatory statements regarding Executive. Notwithstanding the foregoing, nothing contained in this agreement will be deemed to restrict Executive, the Company or any of the Company’s current or former officers and/or directors from providing factual information to any governmental or regulatory agency (or in any way limit the content of any such information) to the extent they are requested or required to provide such information pursuant to applicable law or regulation.
          (i) Other Requirements. Executive’s receipt of severance payments pursuant to Section 7 is consideration for Executive continuing to comply with the terms of the Inventions Agreement and the provisions of this Section 8.
          (j) No Duty to Mitigate. Executive will not be required to mitigate the amount of any severance payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such severance payment.
     9. Excise Tax. In the event that the benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and will be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s severance benefits payable under the terms of this Agreement will be, at Executive’s option, either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits.
     10. Definitions.
          (a) Cause. For purposes of this Agreement, “Cause” will mean:
               (i) Acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to Executive’s obligations under this Agreement or otherwise relating to the business of Company;
               (ii) Repeated or habitual neglect of Executive’s duties or responsibilities that continues after notice to Executive of such neglect, or failure or refusal to carry-out the legitimate assignments given Executive by the CEO or the Board;
               (iii) Any act of personal dishonesty taken by Executive in connection with his responsibilities as an Executive of the Company with the intention or reasonable expectation that such action may result in the substantial personal enrichment of Executive;
               (iv) Executive’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;
               (v) A breach of any fiduciary duty owed to the Company by Executive that has a material detrimental effect on the Company’s reputation or business;
               (vi) Executive being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not Executive admits or denies liability);

               (vii) Executive (A) obstructing or impeding; (B) endeavoring to obstruct, impede or improperly influence, or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, Executive’s failure to waive attorney-client privilege relating to communications with Executive’s own attorney in connection with an Investigation will not constitute “Cause”;
               (viii) Executive’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by this Agreement or Executive’s loss of any governmental or self-regulatory license that is reasonably necessary for Executive to perform his responsibilities to the Company under this Agreement, if (A) the disqualification, bar or loss continues for more than thirty (30) days, and (B) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during Executive’s employment, Executive will serve in the capacity contemplated by this Agreement to whatever extent legally permissible and, if Executive’s employment is not permissible, Executive will be placed on leave (which will be paid to the extent legally permissible.
          (b) Change of Control. For purposes of this Agreement, “Change of Control” will mean the occurrence of any of the following events:
               (i) The consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
               (ii) The approval by the stockholders of the Company, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
               (iii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Goldman Sachs & Co and its related funds and entities, becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities.

          (c) Disability. For purposes of this Agreement, “Disability” will mean Executive’s absence from his responsibilities with the Company on a full-time basis for 120 calendar days in any consecutive twelve (12) month period as a result of Executive’s mental or physical illness or injury coupled with a medical determination that such mental or physical illness or injury renders Executive unable to continue to perform the duties of his position with the Company.
          (d) Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following, without Executive’s express written consent:
               (i) A significant reduction of Executive’s duties, position, or responsibilities, relative to Executive’s duties, position, or responsibilities in effect immediately prior to such reduction;
               (ii) A material reduction in the kind or level of Executive benefits to which Executive is entitled immediately prior to such reduction with the result that Executive’s overall benefits package is significantly reduced. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all other Executive officers of the Company and that reduces the level of Executive benefits by a percentage reduction of 10% or less will not constitute “Good Reason”;
               (iii) A reduction in Executive’s Base Salary or Target Annual Incentive as in effect immediately prior to such reduction. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all other Executive officers of the Company and which one-time reduction reduces the Base Salary or Target Annual Incentive by a percentage reduction of 10% or less in the aggregate will not constitute “Good Reason”;
               (iv) The relocation of Executive to a facility or location more than thirty-five (35) miles from the location of the Company’s Executive offices as of the Effective Date;
               (v) Any material breach by the Company of any material contractual obligation owed Executive which breach is not remedied within thirty (30) days of written notice; or
               (vi) The failure of the Company to obtain the assumption of this Agreement by a successor.
          (e) In Connection with a Change of Control. For purposes of this Agreement, a termination of Executive’s employment with the Company is “in Connection with a Change of Control” if Executive’s employment is terminated within three (3) months prior the execution of an agreement that results in a Change of Control or twelve (12) months following a Change of Control.
     11. Indemnification. Subject to applicable law, Executive will be provided indemnification to the maximum extent permitted by the Company’s Certificate of Incorporation or Bylaws.
     12. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death, and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of Executive’s right to compensation or other benefits will be null and void. This Section 14 will in no way prevent Executive from transferring any vested property he owns.
     13. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally; (b) one (1) day after being sent overnight by a well-established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:
     If to the Company:
     2220 W 14th Street
     Tempe, Arizona 85281
     Attn: Director of Human Resources
     If to Executive:
     at the last residential address known by the Company.
     14. Severability. It is the agreement and desire of the Parties that the provisions of this Agreement be enforced to the fullest extent possible. Accordingly, should any provision hereof become or be declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.
     15. Arbitration. The parties agree that any and all disputes arising out of the terms of this Agreement, Executive’s employment by the Company, Executive’s service as an officer or director of the Company, or Executive’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration. In the event of a dispute, the parties (or their legal representatives) will promptly confer to select a single Arbitrator mutually acceptable to both parties. If the parties cannot agree on an Arbitrator, then the moving party may file a Demand for Arbitration with the American Arbitration Association (“AAA”) in Phoenix, Arizona, who will be selected and appointed consistent with the AAA-Employment Dispute Resolution Rules. Any arbitration will be conducted in a manner consistent with AAA National Rules for the Resolution of Employment Disputes. The Parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement and the Confidential Information Agreement.

     16. Integration. This Agreement, together with the Inventions Agreement and the forms of equity award agreements that describe Executive’s outstanding equity awards, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. All prior agreements, conditions, practices, customs, usages and obligations are completely superseded and revoked, insofar as any such prior agreement, condition, practice, custom, usage or obligation might have given rise to any enforceable right. No waiver, amendment, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing and signed by duly authorized representatives of the parties hereto. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise, or understanding that is not in this Agreement. To the extent that any provisions of this Agreement conflict with those of any other agreement to be signed upon Executive’s hire, the terms in this Agreement will prevail.
     17. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.
     18. Survival. The Inventions Agreement and the Company’s and Executive’s responsibilities under Sections 7, 8, 9 and 11 will survive the termination of this Agreement.
     19. Headings. All captions and Section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
     20. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
     21. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Arizona without regard to conflict of law provisions.
     22. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
     23. Code Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Company reasonably determines that Section 409A of the Code will result in the imposition of additional tax related to a payment of any severance or other benefits otherwise due to Executive on or within the six (6) month period following Executive’s termination or separation from service (as defined pursuant to said Section 409A), the severance benefits will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination or separation from service, as the case may be. All subsequent payments, if any, will be payable as provided in this Agreement. The Company and Executive agree to work together in good faith to consider amendments to this Agreement necessary or appropriate to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A of the Code and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder.

     24. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.
     IN WITNESS WHEREOF, each of the Parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.

COMPANY: LIMELIGHT NETWORKS, INC.
/s/ Jeff Lunsford	Date: October 14, 2008
Jeff Lunsford, Chief Executive Officer

EXECUTIVE:
/s/ Douglas Lindroth	Date: October 14, 2008
Douglas Lindroth